UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Passage Bio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V69492-P26463 PASSAGE BIO, INC. ONE COMMERCE SQUARE 2005 MARKET STREET 39TH FLOOR PHILADELPHIA, PA 19103 PASSAGE BIO, INC. 2025 Annual Meeting Vote by May 27, 2025 11:59 PM ET You invested in PASSAGE BIO, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 28, 2025. Vote Virtually at the Meeting* May 28, 2025 9:00 AM, ET Virtually at: www.virtualshareholdermeeting.com/PASG2025 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 14, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V69493-P26463 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To elect two Class II directors, each to serve a three-year term through the third Annual Meeting of Stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal. Nominees: For 01) Maxine Gowen, Ph.D. 02) Dolan Sondhi, Ph.D. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For 3. To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio of any whole number between 1-for-5 and 1-for-50, with the exact ratio determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendment. For 4. Any such other business as may properly come before the meeting or any adjournment thereof.